UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2022
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.
Vail Resorts, Inc. (the "Company") held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on Wednesday, December 7, 2022. At the Annual Meeting, stockholders of the Company: (1) elected the ten director nominees named in the proxy statement and listed below; (2) ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending July 31, 2023; and (3) on an advisory basis, voted to approve the compensation of the Company’s named executive officers. The final voting results by the Company’s stockholders on these matters at the Annual Meeting are as follows:
1.         Election of Directors.

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
Susan L. Decker	34,565,225	1,124,305	10,218	1,661,187
Robert A. Katz	34,951,588	639,134	109,026	1,661,187
Kirsten A. Lynch	35,438,414	251,305	10,029	1,661,187
Nadia Rawlinson	35,418,890	270,584	10,274	1,661,187
John T. Redmond	34,610,484	1,078,711	10,553	1,661,187
Michele Romanow	35,594,663	94,844	10,241	1,661,187
Hilary A. Schneider	35,249,072	440,405	10,271	1,661,187
D. Bruce Sewell	34,601,515	1,087,035	11,198	1,661,187
John F. Sorte	33,458,318	2,230,273	11,157	1,661,187
Peter A. Vaughn	34,701,226	987,828	10,694	1,661,187
 2.     Ratification of Selection of Auditors.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
36,645,114	710,103	5,718
3.     Advisory Vote on Executive Compensation.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
34,434,182	1,248,035	17,531	1,661,187

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: December 9, 2022	By:	/s/ David T. Shapiro
David T. Shapiro
Executive Vice President, General Counsel & Secretary